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            Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE4
                             Payment Date 12/26/2001

Servicing Certificate               Group 1
Beginning Pool Balance               450,792,810.81
Beginning PFA                        152,834,840.63
Ending Pool Balance                  590,755,419.24
Ending PFA Balance                                -
Principal Collections                 12,872,232.20
Principal Draws                                   -
Net Principal Collections             12,872,232.20
Active Loan Count                            16,020

Interest Collections                   3,911,636.30

Weighted Average Net WAC Rate              7.39647%
Substitution Adjustment Amount                 0.00

                                       Beginning      Ending                                Interest    Security
Term Notes                              Balance       Balance    Factor  Principal Interest Shortfalls%     Coupon
Class A-1                            248,046,651.44 235,174,419.0.919677512,872,232481,107.15  0.00 38.47%     2.328%
Class A-2                            150,000,000.00 150,000,000.1.0000000     0.00 631,250.00  0.00 24.54%     5.050%
Class A-3                             38,466,000.00 38,466,000.01.0000000     0.00 126,617.25  0.00 6.29%      3.950%
Class A-4                             82,559,000.00 82,559,000.01.0000000     0.00 311,660.23  0.00 13.51%     4.530%
Class A-5                             84,556,000.00 84,556,000.01.0000000     0.00 400,231.73  0.00 13.83%     5.680%
Class A-6                             61,129,000.00 61,129,000.01.0000000     0.00 407,526.67  0.00 0.00%      8.000%
Certificates                               -             -         -         -     1,746,821.17-      -        -

Beginning Overcollateralization Amount         0.00
Overcollateralization Amount Increase (Decrease0.00
Outstanding Overcollateralization Amount       0.00
Required Overcollateralization Amount  7,641,187.50

Credit Enhancement Draw Amount                 0.00
Unreimbursed Prior Draws                       0.00


                                                                 Number   Percent
                                            Balance             of Loans of Balance
Delinquent Loans (30 Days)               394,920.10                12      0.07%
Delinquent Loans (60 Days)                        -                0       0.00%
Delinquent Loans (90 Days)                        -                0       0.00%
Delinquent Loans (120 Days)                       -                0       0.00%
Delinquent Loans (150 Days)                       -                0       0.00%
Delinquent Loans (180+ Days)                      -                0       0.00%
Foreclosure                                       -                0       0.00%
REO                                               -                0       0.00%

* Bankruptcy, Foreclosure, REO are included in the Delinquency Numbers.

                                                    Percent of
                                     Liquidation To-Pool Balance
                                    ----------------
Beginning Loss Amount                          0.00
Current Month Loss Amount                      0.00
Current Month Recoveries                       0.00
                                    ----------------
Ending Loss Amount                             0.00    0.00%

                                    Special Hazard               Fraud   Bankruptcy
                                    ----------------            -------------------
Beginning Amount                               0.00                 0.00      0.00
Current Month Loss Amount                      0.00                 0.00      0.00
Ending Amount                                     -                    -         -

Extraordinary Event Losses                     0.00
Excess Loss Amounts                            0.00

Capitalized Interest Account
Beginning Balance                        901,378.99
Withdraw relating to Collection Period         0.00
Interest Earned (Zero, Paid to Funding Account)0.00
To Close Account - Balance due GMAC     (901,378.99)
                                    ----------------
Total Ending  Balance as of Payment Date       0.00
Interest earned for Collection Period      2,706.55
Interest withdrawn related to prior Collectio755.87od


Prefunding Account
Beginning Balance                    152,834,840.63
Additional Purchases during Revolvin(152,828,250.65)
Excess of Draws over Principal Collections     0.00
To Close Account - Balance due Noteholders(6,589.98)
                                    ----------------
Total Ending Balance as of Payment Date        0.00
Interest earned for Collection Period    253,749.23
Interest withdrawn related to prior Collec79,305.33od

Cuurent Month Repurchases Units                   1
Cuurent Month Repurchases ($)             60,000.00
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